UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

May 6, 2015
Date of Report (Date of earliest event reported)

FMC Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W., Houston, TX	77086
(Address of principal executive offices)	(Zip Code)
(281) 591-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our 2015 Annual Meeting of Stockholders on May 6, 2015 for the purpose of (1) electing 12 directors; (2) ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015; and (3) approving, on an advisory basis, our 2014 executive compensation. Of the 231,211,253 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting, 206,102,527 shares were present either in person or by proxy.

The following are the final results of the Annual Meeting.

1.	All of the nominees for director were elected to serve a one-year term expiring at the 2016 Annual Meeting of Stockholders. The voting results were as follows:

NOMINEE	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Mike R. Bowlin	194,407,590	2,163,906	545,507	8,985,524
Clarence P. Cazalot, Jr.	194,435,142	2,134,139	547,722	8,985,524
Eleazar de Carvalho Filho	193,823,998	2,596,453	696,552	8,985,524
C. Maury Devine	194,253,767	2,156,029	707,207	8,985,524
Claire S. Farley	193,907,710	2,675,767	533,526	8,985,524
John T. Gremp	191,538,920	3,866,500	1,711,583	8,985,524
Thomas M. Hamilton	192,326,441	4,245,760	544,802	8,985,524
Peter Mellbye	195,496,189	1,075,478	545,336	8,985,524
Joseph H. Netherland	194,899,035	1,690,036	527,932	8,985,524
Peter Oosterveer	194,419,135	2,145,458	552,410	8,985,524
Richard A. Pattarozzi	193,286,244	3,112,074	718,685	8,985,524
James M. Ringler	177,019,288	19,547,277	550,438	8,985,524

2.	The appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015 was ratified. The voting results were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
182,149,733	23,205,231	747,563	0

3.	Our 2014 executive compensation program was approved, on an advisory basis. The voting results were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
191,405,569	4,980,997	730,437	8,985,524

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By: /s/ Dianne B. Ralston
Dated: May 6, 2015	Name: Dianne B. Ralston
Title: Senior Vice President, General Counsel and Secretary